SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 12, 1999


                             CENTRAL OIL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                       0-23123               84-0856436
------------------------------          ------------         -------------------
        State or other                  (Commission            (IRS Employer
Jurisdiction of Incorporation)          File Number)         Identification No.)


152 West 57th Street, 40th Floor, New York, New York              10019
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     (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (212) 765-2915

Item 4.           CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Effective July 12, 1999, the Registrant changed its independent auditor for the fiscal year ended December 31, 1999 from Janet Loss, C.P.A., P.C. to Marcum & Kliegman, LLP. This action was part of the Registrant's transition activities following the completion of the change in control of the Registrant as previously disclosed. Effective July 12, 1999, the new Board of Directors of the Registrant appointed Marcum & Kliegman, LLP, the Registrant's new independent auditors.

         Registrant's financial statements prepared by Janet Loss, C.P.A., P.C. contained no adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, scope or accounting principals. The decision to change accountants was recommended by Registrant's new Board of Directors.

         Registrant believes there were no disagreements with Janet Loss, C.P.A., P.C. within the meaning of Instruction 4 of Item 304 of Regulation S-B on any matters of accounting principals or practices, financial statement disclosure or auditing scope or procedures in connection with audits of Registrant's financial statements for the fiscal year ended December 31, 1998, which disagreements, if not resolved to the satisfaction of Janet Loss, C.P.A., P.C. would have caused that firm to make reference in connection with its reports to the subject matter of the disagreement(s) or any reportable events.

         Registrant has requested that Janet Loss, C.P.A., P.C. furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. Registrant shall file such letter with the SEC within ten days of the filing of this Current Report in compliance with Item 304(a)(3) of Regulation S-B.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CENTRAL OIL CORPORATION

Date:  July 20, 1999                  By: /s/ ANDREAS TYPALDOS
                                          --------------------------------------
                                          Andreas Typaldos
                                          Chairman of the Board and
                                          Chief Executive Officer

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